WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.




































































                                                            RESTATEMENT
                                                            (Unaudited)

DATA STATED IN MILLIONS

                                        VOLUNTARY SCHEDULE - CERTAIN FINANCIAL INFORMATION


- - --------Column A-------  ----------------Column B----------------  ---Column C--  ---Column D--
                                                                       First          First
                                                                      Quarter        Quarter
    Regulation Number                 Statement Caption                 1994           1993
- - -----------------------  ----------------------------------------  -------------  -------------
  5-02(1)                Cash and cash equivalent                         52           549
  5-02(3)(a)(1)          Accounts receivable - trade                   1,647         1,546
  5-02(4)                Allowances for uncollectibles                   142           132
  5-02(9)                Total current assets                          2,435         2,796
  5-02(18)               Total assets                                 19,309        19,545
  5-02(21)               Total current liabilities                     2,715         2,897
  5-02(22)               Long-term obligations                         4,756         4,850
  5-02(24)               Total deferred credits                        2,800         4,640
  5-02(30)               Common Stock                                    225           225
  5-02(31)(a)(1)         Additional paid-in capital                    5,168         5,168
  5-02(31)(a)(3)(ii)     Reinvested earnings - unappropriated            871         1,765
  5-03(b)(1)(b)          Operating revenues                            2,208         2,200
  5-03(b)(2)(b)          Operating expenses                            1,637         1,647
  5-03(b)(8)             Interest expense                                103           110
  5-03(b)(18)            Cumulative effect - change in accounting
                         principles                                        -          (148)
  5-03(b)(19)            Net income or loss                              276            96

















